EXHIBIT 10.1
LIMITED WAIVER
TO NOTE AND WARRANT PURCHASE AGREEMENT

This Limited Waiver to Note and Warrant Purchase Agreement (the "Waiver"), dated as of May 24, 2011 is between AE BIOFUELS, INC., a Nevada corporation (the “Company”) and THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent (“Agent”).

RECITALS

A. The Company, Agent and the Purchasers named therein entered into a certain Note and Warrant Purchase Agreement, dated as of May 16, 2008 (the “Original Agreement”), as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of May 28, 2008 between the Company and Agent, and as further amended by that certain Amendment No. 2 and Limited Waiver to Note and Warrant Purchase Agreement, dated as of July 23, 2008 between the Company and Agent, an Amendment No. 4 and Limited Waiver to Note and Warrant Purchase Agreement, dated as of December 10, 2009 between the Company and Agent and an Amendment No. 5 and Limited Waiver to Note and Warrant Purchase Agreement, dated as of October 18, 2010 between the Company and Agent (as the same may be further amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  The Company executed an Amendment No. 3 and Limited Waiver to Note and Warrant Purchase Agreement dated March 31, 2009; however, the Company failed to satisfy the conditions precedent to the effectiveness of such amendment and such amendment is hereby deemed null and void.  Capitalized terms used but not defined in this Waiver shall have the meaning given to them in the Agreement.

B. The Indebtedness of the Company to Agent and the Purchasers under the Agreement and the Notes is secured by, among other things, certain real property located in Vermilion County, Illinois (the “Danville Illinois Real Property”) pursuant to a Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of May 16, 2008 between Danville Ethanol, Inc. and Agent (as amended, the “Danville Mortgage”).

C. The Danville Mortgage prohibits the sale of the Danville Illinois Real Property without the prior written consent of Agent, and Section 4.5(ii) of the Agreement requires, among other things, that one hundred percent (100%) of the net proceeds from the sale of the Danville Illinois Real Property be applied to the prepayment of the Notes (the “Mandatory Prepayment”).

D. The Company and Danville have requested, and Agent, for itself and the Purchasers, has agreed to permit the sale of the Danville Illinois Real Property and to waive, in part, the Mandatory Prepayment requirement as to one hundred percent (100%) of the net proceeds from the sale thereof, subject to the covenants, terms and conditions set forth in this Waiver.

AGREEMENT

SECTION 1.Reaffirmation of Indebtedness; Recitals.

(A)	The Company hereby confirms that as of the date of this Waiver the outstanding principal balance of the Notes and all accrued and unpaid interest thereon is $7,503,128.02.

(B)	The foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

SECTION 2.Limited Waiver and Covenant of the Company.

(A)
Limited Waiver.  Subject to the terms, covenants and conditions of this Waiver, including Section 2(B) below and the conditions precedent in Section 3 below, and, notwithstanding anything to the contrary in the Agreement, the Danville Mortgage or any of the Transaction Documents, Agent, for itself and the Purchasers, hereby consents to the sale of the Danville Illinois Real Property for an aggregate purchase price of $1,598,593.50 (the “Sale Proceeds”).

(B)	Covenants of the Company. The Company covenants and agrees with Agent and Purchasers as follows:

(i)
At the closing of the sale of the Danville Illinois Real Property, the Company shall cause a portion of the Sale Proceeds in the amount of $900,000 to be paid directly by Vermilion County Title Company (“Escrow Agent”) to Agent via wire transfer to an account designated by Agent;

(ii)
The balance of the Sale Proceeds shall be paid by Escrow Agent to the Company to be used by the Company solely for completion of the construction of a glycerin refining plant at the Company’s biodiesel operations in India; and

(iii)	Within nine (9) months following the date of this Waiver, the Company shall pay to Agent the amount of $700,000 to be applied by Agent to the outstanding Indebtedness under the Notes.

Failure of the Company to comply with the terms and conditions of this Waiver, including the terms and conditions of this Section 2(B), shall constitute an Event of Default under the Agreement.

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Agent or Purchasers of any covenant or provision of the Agreement, the other Transaction Documents, this Waiver, or of any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent, and the failure of Agent or Purchasers at any time or times hereafter to require strict performance by the Company or any of its Subsidiaries of any provision thereof shall not waive, affect or diminish any right of Agent or Purchasers to thereafter demand strict compliance therewith.  Agent and Purchasers hereby reserve all rights granted under the Agreement, the Transaction Documents, this Waiver and any other contract or instrument among the Company and/or any of its Subsidiaries, Purchasers and Agent.

SECTION 3.  Conditions to Waiver. This Waiver, and the consents contained herein, shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)	Agent shall have received an original of this Waiver duly executed by the parties hereto.

(B)	Agent shall have received cash proceeds from the sale of the Danville Illinois Real Property via wire transfer to an account designated by Agent in the amount of $900,000.

(C)	Agent shall have received a waiver and consent fee of $10,000, which waiver and consent fee shall be due and payable and shall be deemed fully earned on the date of this Waiver.

(D)	Agent shall have received 700,000 shares of the common stock of the Company in form acceptable to Agent.

(E)	Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Agent may reasonably request.

The Company acknowledges and agrees that the failure to perform, or cause the performance, of the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Purchasers shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Purchaser under the Agreement, the Note and the other Transaction Documents.  In consideration of the foregoing and the transactions contemplated by this Waiver, the Company hereby (a) ratifies and confirms all of the obligations and liabilities of the Company owing pursuant to the Agreement and the other Transaction Documents and (b) agrees to pay all costs and expenses of Agent and Purchasers in connection with this Waiver.  Except as expressly set forth herein, (a) the Agreement and the other Transaction Documents remain in full force and effect, (b) this Waiver shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or the other Transaction Documents or to be a waiver of any provision or Event of Default under the Agreement or the other Transaction Documents whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific waiver referenced above), and (c) this Waiver shall not preclude the future exercise of any right, remedy, power or privilege available to Agent and/or Purchasers whether under the Transaction Documents or otherwise.

SECTION 4.  Release of Danville Mortgage.  Agent agrees to deliver to the Escrow Agent an executed Mortgage Release substantially in the form attached hereto as Exhibit A prior to the closing of the sale of the Danville Illinois Real Property, to be held by Escrow Agent in escrow and not released without a written email confirmation from Agent or its counsel, Jennifer Homer at DLA Piper LLP (US).

SECTION 5.   Agreement in Full Force and Effect as Amended.  Except as specifically amended, consented and/or waived hereby, the Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

SECTION 6.  Representations.  The Company hereby represents and warrants to Agent and Purchasers as of the date of this Waiver and as of the date hereof as follows:  (A) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Waiver and all other Transaction Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement, or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Waiver or any other Transaction Documents executed and/or delivered in connection herewith by or against it; (D) this Waiver and all other Transaction Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Waiver and all other Transaction Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Waiver, it is not in default under the Transaction Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Waiver; and (G) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 7.  Miscellaneous.

       (A)        This Waiver may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Waiver are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

       (B)        This Waiver may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Company and Agent.  This Waiver shall be considered part of the Agreement and shall be a Transaction Document for all purposes under the Agreement and other Transaction Documents.

       (C)        This Waiver, the Agreement and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

       (D)        THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

       (E)           The Company may not assign, delegate or transfer this Waiver or any of its rights or obligations hereunder.  No rights are intended to be created under this Waiver for the benefit of any third party donee, creditor or incidental beneficiary of the Company or any of its Subsidiaries.  Nothing contained in this Waiver shall be construed as a delegation to Agent or Purchasers of the Company’s or any of its Subsidiaries’ duty of performance, including, without limitation, any duties under any account or contract in which Agent or Purchasers have a security interest or lien.  This Waiver shall be binding upon the Company and its respective successors and assigns.

       (F)           THE COMPANY HEREBY ACKNOWLEDGES THAT THE COMPANY’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY PURCHASER.  THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH PURCHASER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS WAIVER IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS WAIVER.

    This Waiver is executed as of the date stated at the beginning of this Waiver.

Agent:

Third Eye Capital Corporation

By:	/s/ Arif Bhalwani
Name: Arif Bhalwani
Its: Managing Director

AE Biofuels, Inc.

By:	/s/ Eric McAfee
Name: Eric McAfee
Its: CEO

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